Exhibit 99.1

Yum China Reports First Quarter Results

Same-Store Sales Advanced to 100% of Prior-Year Levels for the First Time Since the First Quarter of 2024

9th Consecutive Quarter of Same-Store Transaction Growth

OP Margin Increased 80 Basis Points to 13.4% and Restaurant Margin Expanded 100 Basis Points

Operating Profit Up 7%; Diluted EPS Up 8%, or 12% Excluding F/X and Mark-to-market Impact

Shanghai, China (April 30, 2025) – Yum China Holdings, Inc. (the “Company” or “Yum China”) (NYSE: YUMC and HKEX: 9987) today reported unaudited results for the first quarter ended March 31, 2025.

First Quarter Highlights

•
Total system sales grew 2% year over year (“YoY”), excluding foreign currency translation (“F/X”). The growth was primarily attributable to 4% of net new unit contribution, partially offset by one fewer business day in 2025, as 2024 was a leap year.
•
Same-store sales advanced to 100% of the prior year's level for the first time since the first quarter of 2024.
•
Same-store transactions grew 6% YoY, the ninth consecutive quarter of growth.
•
Total revenues increased 1% YoY to $3.0 billion (a 2% increase excluding F/X).
•
The Company opened 247 net new stores in the quarter, with 62 net new stores opened by franchisees, accounting for 25%.
•
Total store count reached 16,642 as of March 31, 2025, including 11,943 KFC stores and 3,769 Pizza Hut stores.
•
Delivery sales grew 13% YoY, maintaining the double-digit annual growth Yum China has sustained over the past 11 years. Delivery contributed approximately 42% of KFC and Pizza Hut's Company sales.
•
Operating profit grew 7% YoY to $399 million. Core operating profit grew 8% YoY.
•
OP margin was 13.4%, an increase of 80 basis points YoY, supported by restaurant margin expansion and G&A savings.
•
Restaurant margin was 18.6%, an increase of 100 basis points YoY, driven primarily by savings in Food and Paper cost and Occupancy and Other Operating expenses.
•
Diluted EPS increased 8% YoY to $0.77, a record-high for the first quarter, or up 10% YoY excluding F/X. Excluding the negative impact of $0.02 from F/X and the mark-to-market equity investments in the first quarters of 2025 and 2024, Diluted EPS increased 12% YoY.
•
Returned $262 million to shareholders through $172 million in share repurchases and $90 million in cash dividends.
•
Digital sales reached $2.6 billion, with digital ordering accounting for approximately 93% of total Company sales.
•
Total membership of KFC and Pizza Hut exceeded 540 million, up 12% versus the prior year. Member sales accounted for approximately 66% of KFC and Pizza Hut’s system sales in aggregate.

CEO Comments

Joey Wat, CEO of Yum China, commented, “We achieved a solid first-quarter performance amid an uncertain market environment. These results underscore the resilience of our business and the success of our dual-focus strategy, emphasizing innovation and operational efficiency. KFC continued to show resilience, delivering solid growth and profitability through both good times and bad. Pizza Hut continued its positive momentum after reaching what we believe was an inflection point. Our innovations touch every aspect of the business. KFC launched the spicy flavor of Original Recipe Chicken for the first time since we entered China in 1987. Pizza Hut added fresh twists to its classic Super Supreme flavor, offering it on burgers and pasta in addition to pizzas.”

Wat continued, “Our breakthrough model, KCOFFEE Cafe, reached the milestone of 1,000 locations. This business model leverages KFC’s store space, resources and membership to attract additional traffic. For Pizza Hut, building on the success of WOW store conversions, we have opened brand new WOW stores in lower tier cities, where capex can be as low as half of a regular Pizza Hut store. Our teams are also continuously exploring ways to create more operational efficiency through innovative technologies, such as robotics and Generative AI. In the current evolving market environment, we remain steadfast in achieving our full year targets, including 1,600-1,800 net new stores, while creating sustainable, long-term value for our shareholders.”

Key Financial Results

	First Quarter
			%/ppts Change
	2025	2024	Reported	Ex F/X
System Sales Growth (1) (%)	2	6	NM	NM
Same-Store Sales Growth (1) (%)	Even	(3)	NM	NM
Operating Profit ($mn)	399	374	+7	+8
Adjusted Operating Profit (2) ($mn)	399	374	+7	+8
Core Operating Profit (2) (3) ($mn)	405	374	NM	+8
OP Margin (4) (%)	13.4	12.6	+0.8	+0.8
Core OP Margin (2) (5) (%)	13.4	12.6	NM	+0.8
Net Income ($mn)	292	287	+2	+3
Adjusted Net Income (2) ($mn)	292	287	+2	+3
Diluted Earnings Per Common Share ($)	0.77	0.71	+8	+10
Adjusted Diluted Earnings Per Common Share (2) ($)	0.77	0.71	+8	+10

1 System sales and same-store sales percentages exclude the impact of F/X. Effective January 1, 2018, temporary store closures are normalized in the same-store sales calculation by excluding the period during which stores are temporarily closed.

2 See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” included in the accompanying tables of this release for further details.

3 Core operating profit is defined as operating profit adjusted for special items, further excluding items affecting comparability and the impact of F/X. The Company uses core operating profit for the purposes of evaluating the performance of its core operations. Current period amounts are derived by translating results at average exchange rates of the prior year period.

4 OP margin refers to operating profit as a percentage of total revenues.

5 Core OP margin refers to core operating profit as a percentage of total revenues excluding F/X.

Note: All comparisons are versus the same period a year ago.

Percentages may not recompute due to rounding.

NM refers to not meaningful.

Capital Returns to Shareholders

•
The Company is on track to return a total of $3 billion to shareholders in 2025 through 2026, in addition to the $1.5 billion delivered to shareholders in 2024. The average annual amount of capital return over the three years is around 9% of our market capitalization as of April 29, 2025.
•
In the first quarter, the Company returned $262 million in capital to shareholders through $172 million in share repurchases and $90 million in cash dividends. The Company repurchased 3.6 million shares of common stock during the quarter.
•
As of March 31, 2025, approximately $1.1 billion remained available for future share repurchases under the current authorization program.
•
The Board declared a cash dividend of $0.24 per share on Yum China’s common stock, payable on June 18, 2025 to shareholders of record as of the close of business on May 28, 2025.

KFC

	First Quarter
			%/ppts Change
	2025	2024	Reported	Ex F/X
Restaurants	11,943	10,603	+13	NM
System Sales Growth (%)	3	7	NM	NM
Same-Store Sales Growth (%)	Even	(2)	NM	NM
Total Revenues ($mn)	2,246	2,230	+1	+2
Operating Profit ($mn)	386	372	+4	+5
Core Operating Profit ($mn)	391	372	NM	+5
OP Margin (%)	17.2	16.7	+0.5	+0.5
Restaurant Margin (%)	19.8	19.3	+0.5	+0.5
•
System sales for KFC grew 3% YoY. Same-store sales reached 100% of the prior year's level. Same-store transactions grew 4% YoY, the ninth consecutive quarter of growth. Ticket average was 4% lower YoY, driven mainly by wider price ranges to expand the addressable market.
•
Delivery sales grew 13% YoY, contributing approximately 43% of KFC’s Company sales.
•
KFC opened 295 net new stores during the quarter, with 122 net new stores opened by franchisees, accounting for 41%. Total store count reached 11,943 as of March 31, 2025.
•
Operating profit grew 4% YoY to $386 million. Core operating profit increased 5% YoY.

•
OP margin was 17.2%, an increase of 50 basis points YoY.
•
Restaurant margin was 19.8%, expanding 50 basis points YoY, primarily due to favorable commodity prices and simplified operations, partially offset by the impact of increased value-for-money offerings, wage inflation and higher rider cost due to the increased delivery mix.

Pizza Hut

	First Quarter
			%/ppts Change
	2025	2024	Reported	Ex F/X
Restaurants	3,769	3,425	+10	NM
System Sales Growth (%)	2	4	NM	NM
Same-Store Sales Growth (%)	Even	(5)	NM	NM
Total Revenues ($mn)	595	595	Even	+1
Operating Profit ($mn)	60	47	+27	+29
Core Operating Profit ($mn)	61	47	NM	+29
OP Margin (%)	10.1	7.9	+2.2	+2.2
Restaurant Margin (%)	14.4	12.5	+1.9	+1.9
•
System sales for Pizza Hut grew 2% YoY. Same-store sales reached 100% of the prior year's level. Same-store transactions grew 17% YoY, the ninth consecutive quarter of growth. Ticket average was 14% lower YoY, consistent with our strategy and driven mainly by better value-for-money.
•
Pizza Hut opened 45 net new stores during the quarter, with 15 net new stores opened by franchisees, accounting for 33%. Total store count reached 3,769 as of March 31, 2025.
•
Delivery sales grew 13% YoY, contributing approximately 42% of Pizza Hut’s Company sales.
•
Operating profit grew 27% to $60 million. Core operating profit increased 29% YoY.
•
OP margin was 10.1%, an increase of 220 basis points YoY.
•
Restaurant margin was 14.4%, expanding 190 basis points YoY, primarily due to favorable commodity prices, simplified operations and automation, partially offset by wage inflation and higher rider cost due to the increased delivery mix.

Outlook

•
The Company targets approximately 1,600 to 1,800 net new stores and capital expenditures in the range of approximately $700 million to $800 million for the 2025 fiscal year.
•
The Company plans to return $3 billion to shareholders in 2025 through 2026, adding to the $1.5 billion it delivered to shareholders in 2024.
•
The Company anticipates the franchise mix of net new stores will gradually increase to 40-50% for KFC and 20-30% for Pizza Hut over the next few years.

Note on Non-GAAP Measures

Reported GAAP results include items that are excluded from non-GAAP measures. See “Reconciliation of Reported GAAP Results to Non-GAAP Measures” and “Segment Results” within this release for non-GAAP reconciliation details.

Conference Call

Yum China’s management will hold an earnings conference call at 7:00 a.m. U.S. Eastern Time on Wednesday, April 30, 2025 (7:00 p.m. Beijing/Hong Kong Time on Wednesday, April 30, 2025).

A live webcast of the call may be accessed at https://edge.media-server.com/mmc/p/jnrqo5nh.

To join by phone, please register in advance of the conference through the link provided below. Upon registering, you will be provided with participant dial-in numbers and a unique access PIN.

Pre-registration Link: https://register-conf.media-server.com/register/BId802dc952e3f40ed86f25771a575618c

A replay of the webcast will be available two hours after the event and will remain accessible until April 29, 2026. Additionally, earnings release accompanying slides will be available at the Company’s Investor Relations website http://ir.yumchina.com.

For important news and information regarding Yum China, including our filings with the U.S. Securities and Exchange Commission and the Hong Kong Stock Exchange, visit Yum China's Investor Relations website at http://ir.yumchina.com. Yum China uses this website as a primary channel for disclosing key information to its investors, some of which may contain material and previously non-public information.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including under “Outlook.” We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “project,” “likely,” “will,” “continue,” “should,” “forecast,” “outlook,” “commit” or similar terminology. These statements are based on current estimates and assumptions made by us in light of our experience and perception of historical trends, current conditions and expected future developments, as well as other factors that we believe are appropriate and reasonable under the circumstances, but there can be no assurance that such estimates and assumptions will prove to be correct. Forward-looking statements include, without limitation, statements regarding the future strategies, growth, business plans, investments, store openings, franchise mix of net new stores, capital expenditures, dividend and share repurchase plans, CAGR for system sales, operating profit and EPS, earnings, performance and returns of Yum China, anticipated effects of population and macroeconomic trends, pace of recovery of Yum China's business, the anticipated effects of our innovation, digital and delivery capabilities and investments on growth and beliefs regarding the long-term drivers of Yum China’s business. Forward-looking statements are not guarantees of performance and are inherently subject to known and unknown risks and uncertainties that are difficult to predict and could cause our actual results or events to differ materially from those indicated by those statements. We cannot assure you that any of our expectations, estimates or assumptions will be achieved. The forward-looking statements included in this press release are only made as of the date of this press release, and we disclaim any obligation to publicly update any forward-looking statement to reflect subsequent events or circumstances, except as required by law. Numerous factors could cause our actual results or events to differ materially from those expressed or implied by forward-looking statements, including, without limitation: whether we are able to achieve development goals at the times and in the amounts currently anticipated, if at all, the success of our marketing campaigns and product innovation, our ability to maintain food safety and quality control systems, changes in public health conditions, our ability to control costs and expenses, including tax costs, changes in political, economic and regulatory conditions in China, as well as changes in political, business, economic and trade relations between the U.S. and China, and those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Our plan of capital returns to shareholders is based on current expectations, which may change based on market conditions, capital needs or otherwise. In addition, other risks and uncertainties not presently known to us or that we currently believe to be immaterial could affect the accuracy of any such forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. You should consult our filings with the Securities and Exchange Commission (including the information set forth under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q) for additional detail about factors that could affect our financial and other results.

About Yum China Holdings, Inc.

Yum China is the largest restaurant company in China with a mission to make every life taste beautiful. The Company operates over 16,000 restaurants under six brands across over 2,300 cities in China. KFC and Pizza Hut are the leading brands in the quick-service and casual dining restaurant spaces in China, respectively. In addition, Yum China has partnered with Lavazza to develop the Lavazza coffee concept in China. Little Sheep and Huang Ji Huang specialize in Chinese cuisine. Taco Bell offers innovative Mexican-inspired food. Yum China has a world-class, digitalized supply chain, which includes an extensive network of logistics centers nationwide and an in-house supply chain management system. Its strong digital capabilities and loyalty program enable the Company to reach customers faster and serve them better. Yum China is a Fortune 500 company with the vision to be the world’s most innovative pioneer in the restaurant industry. For more information, please visit http://ir.yumchina.com.

Contacts

Investor Relations Contact:
Tel: +86 21 2407 7556 IR@YumChina.com
Media Contact:
Tel: +86 21 2407 8288 / +852 2267 5807 Media@YumChina.com

Yum China Holdings, Inc.

Condensed Consolidated Statements of Income

(in US$ million, except per share data)

(unaudited)

	Quarter Ended		% Change
	3/31/2025	3/31/2024	B/(W)
Revenues
Company sales	$2,801	$2,794	—
Franchise fees and income	27	25	7
Revenues from transactions with franchisees	121	107	13
Other revenues	32	32	—
Total revenues	2,981	2,958	1
Costs and Expenses, Net
Company restaurants
Food and paper	874	896	2
Payroll and employee benefits	719	708	(2)
Occupancy and other operating expenses	688	697	1
Company restaurant expenses	2,281	2,301	1
General and administrative expenses	138	140	2
Franchise expenses	11	10	(12)
Expenses for transactions with franchisees	117	104	(13)
Other operating costs and expenses	29	29	2
Closures and impairment expenses, net	6	1	NM
Other income, net	—	(1)	NM
Total costs and expenses, net	2,582	2,584	—
Operating Profit	399	374	7
Interest income, net	26	38	(30)
Investment gain	3	8	(67)
Income Before Income Taxes and Equity in Net Earnings (Losses) from Equity Method Investments	428	420	2
Income tax provision	(119)	(113)	(5)
Equity in net earnings (losses) from equity method investments	4	—	NM
Net income – including noncontrolling interests	313	307	2
Net income – noncontrolling interests	21	20	(4)
Net Income – Yum China Holdings, Inc.	$292	$287	2
Effective tax rate	27.8%	26.9%	(0.9)	ppts.

Basic Earnings Per Common Share	$0.78	$0.72
Weighted-average shares outstanding (in millions)	376	401

Diluted Earnings Per Common Share	$0.77	$0.71
Weighted-average shares outstanding (in millions)	378	403

OP margin	13.4%	12.6%	0.8	ppts.

Company sales	100.0%	100.0%
Food and paper	31.2	32.1	0.9	ppts.
Payroll and employee benefits	25.7	25.4	(0.3)	ppts.
Occupancy and other operating expenses	24.5	24.9	0.4	ppts.
Restaurant margin	18.6%	17.6%	1.0	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

KFC Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2025	3/31/2024	B/(W)
Revenues
Company sales	$2,208	$2,193	1
Franchise fees and income	21	18	11
Revenues from transactions with franchisees	16	14	20
Other revenues	1	5	(78)
Total revenues	2,246	2,230	1
Costs and Expenses, Net
Company restaurants
Food and paper	685	694	1
Payroll and employee benefits	554	542	(2)
Occupancy and other operating expenses	532	535	1
Company restaurant expenses	1,771	1,771	—
General and administrative expenses	59	61	4
Franchise expenses	10	9	(9)
Expenses for transactions with franchisees	14	12	(21)
Other operating costs and expenses	1	4	74
Closures and impairment expenses, net	5	1	NM
Total costs and expenses, net	1,860	1,858	—
Operating Profit	$386	$372	4
OP margin	17.2%	16.7%	0.5	ppts.

Company sales	100.0%	100.0%
Food and paper	31.1	31.7	0.6	ppts.
Payroll and employee benefits	25.1	24.7	(0.4)	ppts.
Occupancy and other operating expenses	24.0	24.3	0.3	ppts.
Restaurant margin	19.8%	19.3%	0.5	ppts.

Percentages may not recompute due to rounding. NM refers to not meaningful.

Yum China Holdings, Inc.

Pizza Hut Operating Results

(in US$ million)

(unaudited)

	Quarter Ended		% Change
	3/31/2025	3/31/2024	B/(W)
Revenues
Company sales	$584	$587	(1)
Franchise fees and income	2	2	23
Revenues from transactions with franchisees	2	1	70
Other revenues	7	5	18
Total revenues	595	595	—
Costs and Expenses, Net
Company restaurants
Food and paper	186	198	6
Payroll and employee benefits	163	162	(1)
Occupancy and other operating expenses	151	154	2
Company restaurant expenses	500	514	3
General and administrative expenses	26	27	4
Franchise expenses	1	1	(16)
Expenses for transactions with franchisees	2	1	(50)
Other operating costs and expenses	6	5	(14)
Total costs and expenses, net	535	548	3
Operating Profit	$60	$47	27
OP margin	10.1%	7.9%	2.2	ppts.

Company sales	100.0%	100.0%
Food and paper	31.8	33.7	1.9	ppts.
Payroll and employee benefits	27.9	27.6	(0.3)	ppts.
Occupancy and other operating expenses	25.9	26.2	0.3	ppts.
Restaurant margin	14.4%	12.5%	1.9	ppts.

Percentages may not recompute due to rounding.

Yum China Holdings, Inc.

Condensed Consolidated Balance Sheets

(in US$ million)

	3/31/2025	12/31/2024
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$825	$723
Short-term investments	1,167	1,121
Accounts receivable, net	81	79
Inventories, net	329	405
Prepaid expenses and other current assets	348	366
Total Current Assets	2,750	2,694
Property, plant and equipment, net	2,383	2,407
Operating lease right-of-use assets	2,111	2,146
Goodwill	1,891	1,880
Intangible assets, net	144	144
Long-term bank deposits and notes	932	1,088
Equity investments	395	368
Deferred income tax assets	139	138
Other assets	257	256
Total Assets	11,002	11,121

LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST AND EQUITY
Current Liabilities
Accounts payable and other current liabilities	1,922	2,080
Short-term borrowings	129	127
Income taxes payable	139	76
Total Current Liabilities	2,190	2,283
Non-current operating lease liabilities	1,774	1,816
Non-current finance lease liabilities	49	49
Deferred income tax liabilities	394	389
Other liabilities	156	157
Total Liabilities	4,563	4,694

Redeemable Noncontrolling Interest	13	13

Equity
Common stock, $0.01 par value; 1,000 million shares authorized; 375 million shares and 379 million shares issued at March 31, 2025 and December 31, 2024, respectively; 375 million shares and 378 million shares outstanding at March 31, 2025 and December 31, 2024, respectively.	4	4
Treasury stock	(8)	(52)
Additional paid-in capital	3,982	4,028
Retained earnings	2,124	2,089
Accumulated other comprehensive loss	(318)	(341)
Total Yum China Holdings, Inc. Stockholders' Equity	5,784	5,728
Noncontrolling interests	642	686
Total Equity	6,426	6,414
Total Liabilities, Redeemable Noncontrolling Interest and Equity	$11,002	$11,121

Yum China Holdings, Inc.

Condensed Consolidated Statements of Cash Flows

(in US$ million)

(unaudited)

	Quarter Ended
	3/31/2025	3/31/2024
Cash Flows – Operating Activities
Net income – including noncontrolling interests	$313	$307
Depreciation and amortization	109	117
Non-cash operating lease cost	99	101
Closures and impairment expenses	6	1
Investment gain	(3)	(8)
Equity in net (earnings) losses from equity method investments	(4)	—
Distributions of income received from equity method investments	4	2
Deferred income taxes	2	—
Share-based compensation expense	9	10
Changes in accounts receivable	(2)	(3)
Changes in inventories	78	74
Changes in prepaid expenses, other current assets and value-added tax assets	25	(8)
Changes in accounts payable and other current liabilities	(179)	(136)
Changes in income taxes payable	61	73
Changes in non-current operating lease liabilities	(101)	(100)
Other, net	35	12
Net Cash Provided by Operating Activities	452	442
Cash Flows – Investing Activities
Capital spending	(137)	(189)
Purchases of short-term investments, long-term bank deposits and notes	(1,838)	(268)
Maturities of short-term investments, long-term bank deposits and notes	1,916	555
Acquisition of equity investment	(14)	—
Other, net	1	1
Net Cash (Used in) Provided by Investing Activities	(72)	99
Cash Flows – Financing Activities
Repurchase of shares of common stock	(173)	(679)
Cash dividends paid on common stock	(90)	(64)
Dividends paid to noncontrolling interests	(13)	(16)
Other, net	(4)	(17)
Net Cash Used in Financing Activities	(280)	(776)
Effect of Exchange Rates on Cash, Cash Equivalents and Restricted Cash	2	(10)
Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	102	(245)
Cash, Cash Equivalents, and Restricted Cash - Beginning of Period	723	1,128
Cash, Cash Equivalents, and Restricted Cash - End of Period	$825	$883

In this press release:

•
Certain performance metrics and non-GAAP measures are presented excluding the impact of foreign currency translation (“F/X”). These amounts are derived by translating current year results at prior year average exchange rates. We believe the elimination of the F/X impact provides better year-to-year comparability without the distortion of foreign currency fluctuations.
•
System sales growth reflects the results of all restaurants regardless of ownership, including Company-owned and franchise restaurants that operate our restaurant concepts, except for non-Company-owned restaurants for which we do not receive a sales-based royalty. Sales of franchise restaurants typically generate ongoing franchise fees for the Company at an average rate of approximately 6% of system sales. Franchise restaurant sales are not included in Company sales in the Condensed Consolidated Statements of Income; however, the franchise fees are included in the Company’s revenues. We believe system sales growth is useful to investors as a significant indicator of the overall strength of our business as it incorporates all of our revenue drivers, Company and franchise same-store sales as well as net unit growth.
•
Effective January 1, 2018, the Company revised its definition of same-store sales growth to represent the estimated percentage change in sales of food of all restaurants in the Company system that have been open prior to the first day of our prior fiscal year, excluding the period during which stores are temporarily closed. We refer to these as our "base" stores. Previously, same-store sales growth represented the estimated percentage change in sales of all restaurants in the Company system that have been open for one year or more, including stores temporarily closed, and the base stores changed on a rolling basis from month to month. This revision was made to align with how management measures performance internally and focuses on trends of a more stable base of stores.

Unit Count by Brand

KFC

	12/31/2024	New Builds	Closures	3/31/2025
Company-owned	10,187	267	(94)	10,360
Franchisees	1,461	130	(8)	1,583
Total	11,648	397	(102)	11,943

Pizza Hut

	12/31/2024	New Builds	Closures	3/31/2025
Company-owned	3,525	108	(78)	3,555
Franchisees	199	17	(2)	214
Total	3,724	125	(80)	3,769

Others

	12/31/2024	New Builds	Closures	3/31/2025
Company-owned	175	2	(20)	157
Franchisees	848	6	(81)	773
Total	1,023	8	(101)	930

Reconciliation of Reported GAAP Results to Non-GAAP Measures

(in millions, except per share data)

(unaudited)

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”) in this press release, the Company provides the following non-GAAP measures:

•
Measures adjusted for Special Items, which include Adjusted Operating Profit, Adjusted Net Income, Adjusted Earnings Per Common Share ("EPS"), Adjusted Effective Tax Rate and Adjusted EBITDA;
•
Company Restaurant Profit ("Restaurant profit") and Restaurant margin;
•
Core Operating Profit and Core OP margin, which exclude Special Items, and further adjusted for Items Affecting Comparability and the impact of F/X;

These non-GAAP measures are not intended to replace the presentation of our financial results in accordance with GAAP. Rather, the Company believes that the presentation of these non-GAAP measures provides additional information to investors to facilitate the comparison of past and present results, excluding those items that the Company does not believe are indicative of our core operations.

With respect to non-GAAP measures adjusted for Special Items, the Company excludes impact from Special Items for the purpose of evaluating performance internally and uses them as factors in determining compensation for certain employees. Special Items are not included in any of our segment results.

Adjusted EBITDA is defined as net income including noncontrolling interests adjusted for equity in net earnings (losses) from equity method investments, income tax, interest income, net, investment gain or loss, depreciation and amortization, store impairment charges, and Special Items. Store impairment charges included as an adjustment item in Adjusted EBITDA primarily resulted from our semi-annual impairment evaluation of long-lived assets of individual restaurants, and additional impairment evaluation whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If these restaurant-level assets were not impaired, depreciation of the assets would have been recorded and included in EBITDA. Therefore, store impairment charges were a non-cash item similar to depreciation and amortization of our long-lived assets of restaurants. The Company believes that investors and analysts may find it useful in measuring operating performance without regard to such non-cash items.

Restaurant Profit is defined as Company sales less expenses incurred directly by our Company-owned restaurants in generating Company sales, including cost of food and paper, restaurant-level payroll and employee benefits, rent, depreciation and amortization of restaurant-level assets, advertising expenses, and other operating expenses. Company restaurant margin percentage is defined as Restaurant profit divided by Company sales. We also use Restaurant profit and Restaurant margin for the purposes of internally evaluating the performance of our Company-owned restaurants and we believe they provide useful information to investors as to the profitability of our Company-owned restaurants.

Core Operating Profit is defined as Operating Profit adjusted for Special Items, and further excluding Items Affecting Comparability and the impact of F/X. We consider quantitative and qualitative factors in assessing whether to adjust for the impact of items that may be significant or that could affect an understanding of our ongoing financial and business performance or trends. Items such as charges, gains and accounting changes which are viewed by management as significantly impacting the current period or the comparable period, due to changes in policy or other external factors, or non-cash items pertaining to underlying activities that are different from or unrelated to our core operations, are generally considered “Items Affecting Comparability.” Examples of Items Affecting Comparability include, but are not limited to: temporary relief from landlords and government agencies; VAT deductions due to tax policy changes; and amortization of reacquired franchise rights recognized upon acquisitions. We believe presenting Core Operating Profit provides additional information to further enhance comparability of our operating results and we use this measure for purposes of evaluating the performance of our core operations. Core OP margin is defined as Core Operating Profit divided by Total revenues, excluding the impact of F/X.

The following tables set forth the reconciliation of the most directly comparable GAAP financial measures to the non-GAAP financial measures. The reconciliation of GAAP Operating Profit to Restaurant Profit and Core Operating Profit by segment is presented in Segment Results within this release.

	Quarter Ended
	3/31/2025	3/31/2024

Reconciliation of Operating Profit to Adjusted Operating Profit
Operating Profit	$399	$374
Special Items, Operating Profit	—	—
Adjusted Operating Profit	$399	$374
Reconciliation of Net Income to Adjusted Net Income
Net Income – Yum China Holdings, Inc.	$292	$287
Special Items, Net Income –Yum China Holdings, Inc.	—	—
Adjusted Net Income – Yum China Holdings, Inc.	$292	$287
Reconciliation of EPS to Adjusted EPS
Basic Earnings Per Common Share	$0.78	$0.72
Special Items, Basic Earnings Per Common Share	—	—
Adjusted Basic Earnings Per Common Share	$0.78	$0.72
Diluted Earnings Per Common Share	$0.77	$0.71
Special Items, Diluted Earnings Per Common Share	—	—
Adjusted Diluted Earnings Per Common Share	$0.77	$0.71
Reconciliation of Effective Tax Rate to Adjusted Effective Tax Rate
Effective tax rate	27.8%	26.9%
Impact on effective tax rate as a result of Special Items	—	—
Adjusted effective tax rate	27.8%	26.9%

Net income, along with the reconciliation to Adjusted EBITDA, is presented below:

	Quarter Ended
	3/31/2025	3/31/2024

Net Income – Yum China Holdings, Inc.	$292	$287
Net income – noncontrolling interests	21	20
Equity in net (earnings) losses from equity method investments	(4)	—
Income tax provision	119	113
Interest income, net	(26)	(38)
Investment gain	(3)	(8)
Operating Profit	399	374
Special Items, Operating Profit	—	—
Adjusted Operating Profit	399	374
Depreciation and amortization	109	117
Store impairment charges	6	4
Adjusted EBITDA	$514	$495

Operating Profit, along with the reconciliation to Core Operating Profit, is presented below:

	Quarter ended		% Change
	3/31/2025	3/31/2024	B/(W)

Operating Profit	$399	$374	7
Special Items, Operating Profit	—	—
Adjusted Operating Profit	$399	$374	7
Items Affecting Comparability	—	—
F/X impact	6	—
Core Operating Profit	$405	$374	8
Total revenues	2,981	2,958	1
F/X impact	38	—
Total revenues, excluding the impact of F/X	$3,019	$2,958	2
Core OP margin	13.4%	12.6%	0.8	ppts.

Yum China Holdings, Inc.

Segment Results

(in US$ million)

(unaudited)

	Quarter Ended 3/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,208	$584	$9	$—	$—	$2,801
Franchise fees and income	21	2	4	—	—	27
Revenues from transactions with franchisees(2)	16	2	19	84	—	121
Other revenues	1	7	170	17	(163)	32
Total revenues	$2,246	$595	$202	$101	$(163)	$2,981
Company restaurant expenses	1,771	500	11	—	(1)	2,281
General and administrative expenses	59	26	8	45	—	138
Franchise expenses	10	1	—	—	—	11
Expenses for transactions with franchisees(2)	14	2	17	84	—	117
Other operating costs and expenses	1	6	167	17	(162)	29
Closures and impairment expenses, net	5	—	1	—	—	6
Total costs and expenses, net	1,860	535	204	146	(163)	2,582
Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 3/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399
Less:
Franchise fees and income	21	2	4	—	—	27
Revenues from transactions with franchisees(2)	16	2	19	84	—	121
Other revenues	1	7	170	17	(163)	32
Add:
General and administrative expenses	59	26	8	45	—	138
Franchise expenses	10	1	—	—	—	11
Expenses for transactions with franchisees(2)	14	2	17	84	—	117
Other operating costs and expenses	1	6	167	17	(162)	29
Closures and impairment expenses, net	5	—	1	—	—	6
Restaurant profit (loss)	$437	$84	$(2)	$—	$1	$520
Company sales	2,208	584	9	—	—	2,801
Restaurant margin %	19.8%	14.4%	(20.9)%	N/A	N/A	18.6%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 3/31/2025
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$386	$60	$(2)	$(45)	$—	$399
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	5	1	—	—	—	6
Core Operating Profit (Loss)	$391	$61	$(2)	$(45)	$—	$405

	Quarter Ended 3/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
Company sales	$2,193	$587	$14	$—	$—	$2,794
Franchise fees and income	18	2	5	—	—	25
Revenues from transactions with franchisees(2)	14	1	20	72	—	107
Other revenues	5	5	164	15	(157)	32
Total revenues	$2,230	$595	$203	$87	$(157)	$2,958
Company restaurant expenses	1,771	514	17	—	(1)	2,301
General and administrative expenses	61	27	10	42	—	140
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	12	1	19	72	—	104
Other operating costs and expenses	4	5	162	14	(156)	29
Closures and impairment expenses, net	1	—	—	—	—	1
Other income, net	—	—	—	(1)	—	(1)
Total costs and expenses, net	1,858	548	208	127	(157)	2,584
Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374

Reconciliation of GAAP Operating Profit to Restaurant Profit is as follows:

	Quarter Ended 3/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374
Less:
Franchise fees and income	18	2	5	—	—	25
Revenues from transactions with franchisees(2)	14	1	20	72	—	107
Other revenues	5	5	164	15	(157)	32
Add:
General and administrative expenses	61	27	10	42	—	140
Franchise expenses	9	1	—	—	—	10
Expenses for transactions with franchisees(2)	12	1	19	72	—	104
Other operating costs and expenses	4	5	162	14	(156)	29
Closures and impairment expenses, net	1	—	—	—	—	1
Other income, net	—	—	—	(1)	—	(1)
Restaurant profit (loss)	$422	$73	$(3)	$—	$1	$493
Company sales	2,193	587	14	—	—	2,794
Restaurant margin %	19.3%	12.5%	(31.4)%	N/A	N/A	17.6%

Reconciliation of GAAP Operating Profit to Core Operating Profit is as follows:

	Quarter Ended 3/31/2024
	KFC	Pizza Hut	All Other Segments	Corporate and Unallocated(1)	Elimination	Total
GAAP Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374
Special Items, Operating Profit	—	—	—	—	—	—
Adjusted Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374
Items Affecting Comparability	—	—	—	—	—	—
F/X impact	—	—	—	—	—	—
Core Operating Profit (Loss)	$372	$47	$(5)	$(40)	$—	$374

The above tables reconcile segment information, which is based on management responsibility, with our Condensed Consolidated Statements of Income.

(1)
Amounts have not been allocated to any segment for purpose of making operating decision or assessing financial performance as the transactions are deemed corporate revenues and expenses in nature.
(2)
Primarily includes revenues and associated expenses of transactions with franchisees derived from the Company’s central procurement model whereby the Company centrally purchases substantially all food and paper products from suppliers and then sells and delivers to KFC and Pizza Hut restaurants, including franchisees.